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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                             ______________________



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 5, 1998


                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)



     Delaware                  1-13041                         34-1788678
  (State or Other      (Commission File Number)     (IRS Employer Identification
  Jurisdiction of                                               No.)
  Incorporation)


   4100 Holiday Street, N.W., Suite 201, Canton, Ohio               44718
   (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (330) 649-4000.



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Item 2.           Acquisition or Disposition of Assets.

                  (a) On June 5, 1998 (the "Closing Date"), Waterlink, Inc. (the "Company") acquired all the outstanding shares of capital stock of (i) Barnebey & Sutcliffe Corporation, a corporation organized under the laws of Ohio ("Barnebey"), (ii) Sutcliffe Speakman Carbons Limited, a corporation organized under the laws of England and Wales ("Carbons"), and (iii) Sutcliffe Croftshaw Limited, a corporation organized under the laws of England and Wales ("Croftshaw," and together with Barnebey and Carbons, collectively referred to herein as the "Carbons Group") from Sutcliffe Speakman PLC, a corporation organized under the laws of England and Wales ("Seller"), in a single transaction, for an aggregate consideration consisting of Thirty Four Million Six Hundred Forty-Six Thousand Two Hundred Forty Dollars ($34,646,240). At the closing, the Company was also required to pay certain intercompany accounts payable to Seller and its affiliates, aggregating Nine Million Five Hundred Thirty-Eight Thousand Seven Hundred Sixty Dollars ($9,538,760). The Company effectuated the purchase of Carbons and Croftshaw through a wholly owned subsidiary, Waterlink (UK) Holdings Limited, a corporation organized under the laws of England and Wales.

                  The portion of the aggregate purchase price allocable to the acquisition of Barnebey and the real property associated therewith is Twenty-One Million Six Hundred Six Thousand Two Hundred Forty Dollars ($21,606,240). The portion of the aggregate purchase price allocable to the acquisition of Carbons is Twelve Million Three Hundred Eighty-Eight Thousand Dollars ($12,388,000). The portion of the aggregate purchase price allocable to the acquisition of Croftshaw is Six Hundred Fifty-Two Thousand Dollars ($652,000). In addition, Eight Hundred Fifteen Thousand Dollars ($815,000) was paid by the Company to Seller for a related product line purchased from Seller.

                  The purchase price for the acquisition was established by the parties based on arms'-length negotiations. The Company used a combination of working capital and bank borrowing under its credit facility with Bank of America National Trust & Savings Association, as amended and restated in connection with the acquisition of the Carbons Group, to fund the cash paid at closing.

                  (b) The Company is an international provider of integrated water purification and wastewater treatment solutions, principally to industrial and municipal customers. The Carbons Group designs, manufactures and markets products and services utilizing activated carbon for the separation, concentration or purification of water, liquids and gases. The Company intends to devote the respective assets of the Carbons Group to these same purposes.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (a) and (b)     The financial statements required by
                                  this Item will be filed by amendment to this Form 8-K on or prior to August 18, 1998.



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Item 7(c).        Exhibits.

         2.01 - Stock Purchase Agreement dated May 19, 1998 among Waterlink, Inc. Waterlink (UK) Holdings Limited and Sutcliffe Speakman PLC concerning the acquisition of all the outstanding shares of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited and Sutcliffe Croftshaw Limited.

         *99.01 - Unaudited Pro Forma Condensed Consolidated Financial Data of Waterlink, Inc. and Subsidiaries.

         *99.02 - Combined Financial Statements of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited and Sutcliffe Croftshaw Limited.

         99.03 -      Amended and Restated Credit Agreement dated as of June
                      27, 1997, as Amended and Restated as of May 19, 1998 among Waterlink, Inc., Bank of America National Trust and Savings Association as Agent, and the Financial Institutions from time to time party thereto.

         99.04 - First Amendment to Amended and Restated Credit Agreement dated as of June 2, 1998 among Waterlink, Inc., Bank of America National Trust and Savings Association as Agent, and the Financial Institutions from time to time party thereto.



*TO BE FILED BY AMENDMENT

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WATERLINK, INC.



Dated: June 18, 1998          By:  /s/ Michael J. Vantusko
                                   ---------------------------------------------
                                   Michael J. Vantusko, Chief Financial Officer



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                                INDEX TO EXHIBITS
                                -----------------

                                    FORM 8-K


EXHIBIT NUMBER                                                DESCRIPTION
--------------                                                -----------

         2.01 - Stock Purchase Agreement dated May 19, 1998 among Waterlink, Inc. Waterlink (UK) Holdings Limited and Sutcliffe Speakman PLC concerning the acquisition of all the outstanding shares of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited and Sutcliffe Croftshaw Limited.

         *99.01 - Unaudited Pro Forma Condensed Consolidated Financial Data of Waterlink, Inc. and Subsidiaries.

         *99.02 - Combined Financial Statements of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited and Sutcliffe Croftshaw Limited.

          99.03 -     Amended and Restated Credit Agreement dated as of June
                      27, 1997, as Amended and Restated as of May 19, 1998 among Waterlink, Inc., Bank of America National Trust and Savings Association as Agent, and the Financial Institutions from time to time party thereto.

          99.04 - First Amendment to Amended and Restated Credit Agreement dated as of June 2, 1998 among Waterlink, Inc., Bank of America National Trust and Savings Association as Agent, and the Financial Institutions from time to time party thereto.




*TO BE FILED BY AMENDMENT